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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant


Name                                               Jurisdiction of Incorporation
------------------------------------------------   -----------------------------
EIR Medical, Inc. (100% owned by the Registrant)          Massachusetts

NxStage Verwaltungs GmbH (100% owned by EIR
Medical, Inc.)                                            Germany

NxStage GmbH & Co. KG (100% of limited
partnership interests owned by EIR Medical, Inc.;
100% of general partnership interests owned by
NxStage Verwaltungs GmbH)                                 Germany